Exhibit 4.23

Equity Pledge Agreement

This EQUITY PLEDGE AGREEMENT, (this “Agreement”), dated August 25, 2016, is made in Beijing, the People’s Republic of China (“PRC”) by and among:

Party A: Beijing Jingdong Century Trade Co., Ltd.

Registered address: Room B168, Building 2, No. 99, Kechuang 14 Street, Beijing

Economic and Technological Development Zone, Beijing

Party B: Richard Qiangdong Liu;
 Pang Zhang;

Yayun Li

Party C: Beijing Jiasheng Investment Management Co., Ltd.
Registered address: Floor 20, Block A, Building 1, 19 Ronghua Middle Street, Beijing
Economic and Technological Development Zone, Beijing

(Party B is referred to as “Pledgors” collectively or “Pledgor” separately hereinafter; Party A is referred to as “Pledgee” hereinafter; and either the Pledgors or the Pledgee is individually referred to as a “Party” and collectively referred to as the “Parties”.)

Whereas,

(1)                                 Beijing Jiasheng Investment Management Co., Ltd. (“Beijing Company”) is a limited liability company duly incorporated and validly existing under the PRC laws.

(2)                                 The Pledgors hold 100% equity interests of Beijing Company in total, of which 45%, 30% and 25% equity interests are owned by Richard Qiangdong Liu, Yayun Li and Pang Zhang, respectively.

(3)                                 The Pledgee is a wholly foreign owned company duly incorporated and existing under the laws of the PRC.

(4)                                 The Pledgee and Beijing Company entered into an Exclusive Technology Consulting and Service Agreement on August 25, 2016 (“Services Agreement”).

(5)                                 The Pledgors and the Pledgee entered into a Loan Agreement on August 25, 2016  (“Loan Agreement”), and entered into an Exclusive Purchase Option Agreement on August 25, 2016  (“Exclusive Purchase Option Agreement”). In addition, the Pledgors delivered the Power of Attorney to the Pledgee on August 25, 2016  (“Power of Attorney”, together with the Services Agreement, Loan Agreement and Exclusive Purchase Option Agreement, collectively referred as “Master Agreement”).

(6)                                 In order to secure the Pledgors’ performance of their obligations under this Agreement, the Loan Agreement, the Exclusive Purchase Option Agreement and the Power of Attorney, and in order to ensure Beijing Company to be able to perform its obligations under the Services Agreement, the Pledgors hereby pledge all the equity interests held by them in Beijing Company as the guaranty for their and/or Beijing Company’s performance of obligations under the Master Agreement.

NOW, THEREFORE, the Parties hereby agree as follows through friendly negotiations:

1.                                      Definition

Unless otherwise specified herein, the following words shall have the meanings as follows:

1.1                               Pledge Right: means the priority right the Pledgee owns, with respect to the proceedings arising from selling at a discount, auction of, or selling off the equity interests pledged by the Pledgors to the Pledgee.

1.2                               Pledged Equity Interests: means all the equity interests duly held by the Pledgors in Beijing Company, i.e. 100% equity interests of Beijing Company, as well as all the other rights created over it.

1.3                               Term of Pledge: means the period of term specified in Article 3 hereof.

1.4                               Event of Default: means any of the circumstances listed in Article 7 hereof.

1.5                               Notice of Default: means any notice issued by the Pledgee to the Pledgors in accordance with this Agreement specifying an Event of Default.

2.                                      Pledge Right and Scope of Guaranty

2.1                               The Pledgors agree to pledge all the Pledged Equity Interests to the Pledgee as the guaranty for their and/or Beijing Company’s performance of all the obligations under the Master Agreement and all the liabilities of indemnification to the Pledgee which may arise due to the invalidity or cancellation of the Master Agreement. Beijing Company agrees with such equity pledge arrangement.

2.2                               The effect of guaranty under the Master Agreement will not be prejudiced by any amendment or change of the Master Agreement. The invalidity or cancellation of the Master Agreement does not impair the validity of this Agreement. In the event that the Master Agreement is deemed as invalid, or cancelled or revoked for any reason, the Pledgee is entitled to realized its pledge right in accordance with Article 8 hereof.

3.                                      Creation and Term of Pledge

3.1                               The Pledge Right hereunder shall be reflected on the register of shareholders and the capital contribution certificate of Beijing Company in accordance with the form as attached to this Agreement.

3.2                               The term of the Pledge Right is two (2) years effective from the registration of pledge of equity interests with the Administration for Industry and Commerce of the place where Beijing Company is registered, till the day on which all the obligations under the Master Agreement are fully performed (“Term of Pledge”).

3.3                               During the Term of Pledge, if the Pledgors and/or Beijing Company fails to perform any obligation under or arising from the Master Agreement, the Pledgee has the right to dispose of the Pledge Right in accordance with Article 8 hereof.

4.                                      Possession of Pledge Certificates

4.1                               The Pledgors shall deliver the register of shareholders and capital contribution certificate of Beijing Company which reflects the pledge of equity interests as mentioned in above Article 3 within three (3) business days upon the pledge is recorded on such documents, to the Pledgee for its possession , and the Pledgee is obligated to keep the received pledge documents.

4.2                               The Pledgee is entitled to all the proceeds in cash including the dividends and all the other non-cash proceeds arising from the Pledge Equity Interests since August 25, 2016.

5.                                      Representations and Warranties of the Pledgors

5.1                               The Pledgors are the legal owners of Pledged Equity Interests.

5.2                               Once the Pledgee intends to exercise the rights of the Pledgee under this Agreement anytime, it shall be protected from any interference from any other party.

5.3                               The Pledgee has the right to dispose of or transfer the Pledge Right in the way as described hereunder.

5.4                               Neither of the Pledgors has ever created any other pledge right or any other third party right over the equity interests except towards the Pledgee.

6.                                      Covenants from the Pledgor

6.1                               During the term of this Agreement, the Pledgors covenant to the Pledgee as follows:

6.1.1                     Without prior written consent of the Pledgee, the Pledgors should not transfer the Pledged Equity Interests, or create or allow creation of any new pledge or any other security upon the Pledged Equity Interests which may impair the rights and/or interest of the Pledgee, except for the transfer of equity interests to the Pledgee or the person designated by the Pledgee in accordance with the Exclusive Purchase Option Agreement.

6.1.2                     The Pledgors shall abide by and exercise all the provisions of laws and regulations in relation to the pledge of rights, and shall present the Pledgee any and all notices, directions or suggestions issued by related competent authorities within two (2) days upon the receipt of such notices, directions or suggestions, and shall comply with such notices, directions or suggestions, or present its opposite opinions and representations regarding the above mentioned issues according to the reasonable request of the Pledgee or with the consent from the Pledgee;

6.1.3                     The Pledgors shall give prompt notice to the Pledgee regarding any occurrence or received notice which may influence the equity interests or any part of the equity interests held by the Pledgee, or may change any warranties or obligations of the Pledgors under this Agreement or may influence the performance of obligations by the Pledgors hereunder.

6.2                               The Pledgors agree that, the right of the Pledgee to exercise of Pledge Right hereunder in accordance with this Agreement, shall not be interfered or impaired by any legal proceedings taken by the Pledgors, or the successor or designated person of the Pledgors or any other person.

6.3                               The Pledgors warrant to the Pledgee that, in order to protect or consummate the guaranty provided by this Agreement regarding the performance of the Master Agreement, the Pledgors will faithfully sign, or cause any other party which is materially related to the Pledge Right to sign, any and all right certificates and deeds, and/or take, or cause any other party which is materially related to the Pledge Right to take, any and all actions, reasonably required by the Pledgee, and will facilitate the exercise of the rights and authorizations granted to the Pledgee under this Agreement, enter into any change to related equity certificate with the Pledgee or the Pledgee’s designated person (individual/legal person), and provide to the Pledgee any and all notices, orders and decisions as deemed necessary by the Pledgee.

6.4                               The Pledgors undertake to the Pledgee they will abide by and perform all representations, warranties and undertakings to protect the interests of the Pledgee. The Pledgors shall indemnify the Pledgee any and all losses suffered by the Pledgee due to the Pledgors’ failure or partial failure in performance of their representations, warranties or undertakings.

6.5                               The Pledgors covenant to the Pledgee they assume several and joint liabilities with respect to the obligations hereunder.

6.6                               The Pledgors irrevocably agree to waive the preemptive right with respect to the Pledged Equity Interests pledged by other shareholders of Beijing Company to the Pledgee, as well as the transfer of equity interests due to the exercise of Pledge Right by the Pledgee.

7.                                      Event of Default

7.1                               Any of the following is deemed as an Event of Default:

7.1.1                     Beijing Company fails to perform its obligations under the Master Agreement;

7.1.2                     Any representation or warranty of the Pledgors under this Agreement is substantially misleading or untrue, and/or any of the Pledgors breaches any of his representations and warranties under this Agreement;

7.1.3                     Any of the Pledgors breaches its covenants hereunder;

7.1.4                     Any of the Pledgors breaches any provision hereof;

7.1.5                     Except that any of the Pledgors transfers the equity interests to the Pledgee or the Pledgee’s designated person in accordance with the Exclusive Purchase Option Agreement, any of the Pledgors waives the Pledged Equity Interests or transfers the Pledged Equity Interests without the written consent from the Pledgee;

7.1.6                     Any external borrowings, guaranty, indemnification, undertakings or any other liabilities of the Pledgors (1) is required to be repaid or exercised early due to its default; or (2) is not repaid or exercised when due, which makes the Pledgee reasonably believes that the ability of the Pledgors to perform their obligations under this Agreement has been impaired.

7.1.7                     Any of the Pledgors fails to repay general debts or other liabilities;

7.1.8                     This Agreement is deemed to be illegal with promulgation of related laws, or any of the Pledgors is unable to continue to perform his obligations hereunder;

7.1.9                     The consent, permit, approval or authorization from the competent authorities for making this Agreement enforceable, legal or valid is revoked, suspended, invalidated or materially amended;

7.1.10              Adverse change occur with respect to the assets of the Pledgors, which makes the Pledgee reasonably believes that the ability of the Pledgors to perform their obligations under this Agreement has been impaired.

7.1.11              Successor of the Pledgors or Beijing Company can only perform part of, or refuses to perform, its obligations under this Agreement.

7.1.12              Other circumstances occur which make the Pledgee unable to exercise or dispose of the Pledge Right in accordance with related laws.

7.2                               In the event that is aware of or discover that any issue described in the above Article 7.1 or any other issue which may cause the occurrence of such mentioned issues has occurred, the Pledgors shall give a prompt written notice to the Pledgee.

7.3                               Unless that the Event of Default specified in above Article 7.1 has been resolved to the satisfaction of the Pledgee, otherwise the Pledgee is entitled to (not obligated to) serve a Notice of Default to the Pledgors immediately following or any time after the occurrence of the Event of Default, to require the Pledgors and Beijing Company to immediately perform its obligations under the Master Agreement (including without limitation to payment of the due and unpaid debts and other amounts payable under the Services Agreements) or dispose of the Pledge Right in accordance with Article 8 hereof.

8.                                      Exercise of Pledge Right

8.1                               Prior to the fulfillment of performance of the obligations under the Master Agreement, neither of the Pledgors may transfer the Pledged Equity Interests without the written consent of the Pledgee.

8.2                               In the event of occurrence of the Event of Default described in above Article 7, the Pledgee shall give a Notice of Default to the Pledgors when exercising the Pledge Right. The Pledgee may exercise the right to dispose of the Pledge Right at the same time of or any time after the service of the Notice of Default.

8.3                               The Pledgee has the right to sell in accordance with legal procedure or dispose of in the other way allowed by law the Pledged Equity Interests hereunder. If the Pledgee decides to exercise the Pledge Right, the Pledgors both undertake to transfer all of their shareholder rights to the Pledgee for exercise. In addition, the Pledgee has the priority to receive the proceedings arising from selling at a discount, auction of, or selling off the equity interests pledged by the Pledgors to the Pledgee according to the legal proceedings.

8.4                               When the Pledgee is disposing of the Pledge Right in accordance with this Agreement, neither of the Pledgors may create any obstacle, and shall provide any necessary assistance to help the Pledgee to realize the Pledge Right.

9.                                      Transfer of Agreement

9.1                               Unless with the prior consent from the Pledgee, the Pledgors have no right to grant or transfer any of their rights and obligations hereunder.

9.2                               This Agreement is binding upon the Pledgors and their successor, as well as the Pledgee, and its successors and assignees permitted by the Pledgee.

9.3                               The Pledgee is entitled to transfer any or all rights and obligations under the Master Agreement to any person (individual/legal person) designated by it at anytime. Under this circumstance, the assignee have the same rights and obligations as the Pledgee under this Agreement, as if such rights and obligations are granted to it as a party to this Agreement. When transferring the rights and obligations under the Services Agreements, this Agreement, the Loan Agreement, the Exclusive Purchase Option Agreement and/or Power of Attorney, the Pledgors shall sign any and all related agreement and/or documents as required by the Pledgee.

9.4                               With the change of pledgee due to the transfer, all the parties to the new pledge shall enter into a new pledge contract, which shall be substantially same to this Agreement in the content and to the satisfaction of the Pledgee.

10.                               Effectiveness and Termination

10.1                        This Agreement becomes effective on the date hereof. All Parties agree and confirm that the terms and conditions hereof become effective since August 25, 2016.

10.2                        The Parties confirm that whether the pledge hereunder has been registered and recorded or not will not impair the effectiveness and validity of this Agreement.

10.3                        This Agreement will terminate two (2) years after the Pledgors and /or Beijing Company no longer assume any liability under or arising from the Master Agreement.

10.4                        Release of pledge shall be recorded accordingly on the register of shareholders of Beijing Company and related deregistration formalities shall be proceeded with at the Administration for Industry and Commerce of the place where Beijing Company is registered.

11.                               Processing Fee and Other Costs

All fees and actual costs related to this Agreement, including not limited to legal fees, processing fee, duty stamp and all the other related taxes and expenses shall be borne by the Pledgors. If related taxes is borne by the Pledgee in accordance with laws, then the Pledgor shall fully indemnify the Pledgee all the taxes withheld by the Pledgee.

12.                               Force Majeure

12.1                        “Force Majeure Event” shall mean any event beyond the reasonable controls of the Party so affected, which are unpredictable, unavoidable, irresistible even if the affected Party takes a reasonable care, including but not limited to governmental acts, Act of God, fires, explosion, geographical variations, storms, floods, earthquakes, morning and evening tides, lightning or wars, riot, strike, and any other such events that all Parties have reached a consensus upon. However, any shortage of credits, funding or financing shall not be deemed as the events beyond reasonable controls of the affected Party.

12.2                        In the event that the performance of this Agreement is delayed or interrupted due to the said Force Majeure Event, the affected Party shall be excused from any liability to the extent of the delayed or interrupted performance. The affected Party which intends to seek exemption from its obligations of performance under this Agreement or any provision of this Agreement shall immediately inform the other Party of such a Force Majeure Event and the measures it needs to take in order to complete its performance.

13.                               Dispute Resolution

13.1                        The formation, validity, performance and interpretation of this Agreement and the disputes resolution under this Agreement shall be governed by the PRC laws.

13.2                        The Parties shall strive to settle any dispute arising from or in connection with this Agreement through friendly consultation.  In case no settlement can be reached through consultation within thirty (30) days after the request for consultation is made by any Party, any Party can submit such matter to Beijing Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The arbitration award shall be final and binding upon all the Parties.

14.                               Notices

Notices or other communications required to be given by any Party pursuant to this Agreement shall be made in writing and delivered personally or sent by mail or facsimile transmission to the addresses of the other Parties set forth below or other designated addresses notified by such other Parties to such Party from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served on the seventh (7th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation of relevant documents.

If to the Pledgee: Beijing Jingdong Century Trade Co., Ltd.

Address:	***
***
Phone:	***
Facsimile:	***
Attention:	***

If to the Pledgors: Richard Qiangdong Liu

Address:	***
***
Phone:	***
Facsimile:	***

Pang Zhang

Address:	***
***
Phone:	***
Facsimile:	***

Yayun Li

Address:	***
***
Phone:	***
Facsimile:	***

15.                               Miscellaneous

15.1                        The headings contained in this Agreement are for the convenience of reference only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

15.2                        The Parties agree to promptly execute any document and take any other action reasonably necessary or advisable to perform provisions and purpose of this Agreement.

15.3                        The Parties confirm that this Agreement shall, upon its effectiveness, constitute the entire agreement and common understanding of the Parties with respect to the subject matters herein and fully supersede all prior verbal and/or written agreements and understandings with respect to the subject matters herein.

15.4                        The Parties may amend and supplement this Agreement in writing.  Any amendment and/or supplement to this Agreement duly signed by the Parties is an integral part of and has the same effect with this Agreement.

15.5                        Any Party’s failure to exercise the rights under this Agreement in time shall not be deemed as its waiver of such rights and would not affect its future exercise of such rights.

15.6                        If any provision of this Agreement is held void, invalid or unenforceable by a court of competent jurisdiction, governmental agency or arbitration authority, the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall cease performing such void, invalid or unenforceable provisions and revise such void, invalid or unenforceable provisions only to the extent closest to the original intention thereof to recover its validity or enforceability for such specific facts and circumstances.

15.7                        Any schedule hereto is an integral part of and has the same effect with this Agreement.

15.8                        This Agreement is made in five (5) originals with each Party holding one (1) original. And other originals are submitted to the AIC for proceeding with the formalities of registration of pledge of equity interests.

[No text below]

(Signature Page)

IN WITNESS THEREOF, each Party has signed or caused its legal representative to sign this Agreement as of the date first written above.

Party A: Beijing Jingdong Century Trade Co., Ltd.

Signature of authorized
representative:	/s/ Richard Qiangdong Liu

Party B: Richard Qiangdong Liu

By:	/s/ Richard Qiangdong Liu

Yayun Li

By:	/s/ Yayun Li

Pang Zhang

By:	/s/ Pang Zhang

Party C: Beijing Jiasheng Investment Management Co., Ltd.

Signature of authorized
representative:	/s/ Pang Zhang

Signature page for the Amended and Restated Equity Pledge Agreement

Schedule 1:

Register of Shareholders of Beijing Jiasheng Investment Management Co., Ltd.

Name of Shareholder	Capital Contribution Amount/Shareholding Percentage	Registration of Pledge
Richard Qiangdong Liu	RMB 450,000 45%

In accordance with the Equity Pledge Agreement by and among Richard Qiangdong Liu, Yayun Li, Pang Zhang, Beijing Jingdong Century Trade Co., Ltd. and Beijing Jiasheng Investment Management Co., Ltd. dated August 25, 2016, Richard Qiangdong Liu has pledged all the equity interests held by him to Beijing Jingdong Century Trade Co., Ltd.

Yayun Li	RMB 300,000 30%

In accordance with the Equity Pledge Agreement by and among Richard Qiangdong Liu, Yayun Li, Pang Zhang, Beijing Jingdong Century Trade Co., Ltd. and Beijing Jiasheng Investment Management Co., Ltd. dated August 25, 2016, Yayun Li has pledged all the equity interests held by her to Beijing Jingdong Century Trade Co., Ltd.

Pang Zhang	RMB 250,000 25%

In accordance with the Equity Pledge Agreement by and among Richard Qiangdong Liu, Yayun Li, Pang Zhang, Beijing Jingdong Century Trade Co., Ltd. and Beijing Jiasheng Investment Management Co., Ltd. dated August 25, 2016, Pang Zhang has pledged all the equity interests held by him to Beijing Jingdong Century Trade Co., Ltd.

Beijing Jiasheng Investment
Management Co., Ltd.

Signature of authorized

representative:	/s/ Pang Zhang

Schedule 2:

Beijing Jiasheng Investment Management Co., Ltd.
Capital Contribution Certificate
(No.: 001)

Company: Beijing Jiasheng Investment Management Co., Ltd.

Date of Incorporation: November 18, 2014

Registered Capital: RMB 1,000,000

Shareholder: Richard Qiangdong Liu

Capital Contributed by Shareholder: RMB 450,000

In accordance with the Equity Pledge Agreement by and among Richard Qiangdong Liu, Yayun Li, Pang Zhang, Beijing Jingdong Century Trade Co., Ltd. and Beijing Jiasheng Investment Management Co., Ltd. dated August 25, 2016, Richard Qiangdong Liu has pledged all the equity interests held by him to Beijing Jingdong Century Trade Co., Ltd.

Beijing Jiasheng Investment Management Co., Ltd. (seal)

Signature:	/s/ Pang Zhang
Name: Pang Zhang
Title: Legal representative
Date: August 25, 2016

Beijing Jiasheng Investment Management Co., Ltd.
Capital Contribution Certificate
(No.: 002)

Company: Beijing Jiasheng Investment Management Co., Ltd.

Date of Incorporation: November 18, 2014

Registered Capital: RMB 1,000,000

Shareholder: Yayun Li

Capital Contributed by Shareholder: RMB 300,000

In accordance with the Equity Pledge Agreement by and among Richard Qiangdong Liu, Yayun Li, Pang Zhang, Beijing Jingdong Century Trade Co., Ltd. and Beijing Jiasheng Investment Management Co., Ltd. dated August 25, 2016, Yayun Li has pledged all the equity interests held by her to Beijing Jingdong Century Trade Co., Ltd.

Beijing Jiasheng Investment Management Co., Ltd. (seal)

Signature:	/s/ Pang Zhang
Name: Pang Zhang
Title: Legal representative
Date: August 25, 2016

Beijing Jiasheng Investment Management Co., Ltd.
Capital Contribution Certificate
(No.: 003)

Company: Beijing Jiasheng Investment Management Co., Ltd.

Date of Incorporation: November 18, 2014

Registered Capital: RMB 1,000,000

Shareholder: Pang Zhang

Capital Contributed by Shareholder: RMB 250,000

In accordance with the Equity Pledge Agreement by and among Richard Qiangdong Liu, Yayun Li, Pang Zhang, Beijing Jingdong Century Trade Co., Ltd. and Beijing Jiasheng Investment Management Co., Ltd. dated August 25, 2016, Pang Zhang has pledged all the equity interests held by him to Beijing Jingdong Century Trade Co., Ltd.

Beijing Jiasheng Investment Management Co., Ltd. (seal)

Signature:	/s/ Pang Zhang
Name: Pang Zhang
Title: Legal representative
Date: August 25, 2016

Schedule A

The following schedule sets forth all other similar agreements the registrant entered into with the relevant Chinese variable interest entity of the registrant. Other than the information set forth below, there is no material difference between such other agreements and this exhibit.

VIE	Executing Parties	Capital Contribution	Date of Entitlement to all Proceeds for Pledgee	Effective Date	Execution Date
Beijing Yuanyi Freight Forwarding Co., Ltd.	Party A: Beijing Jingbangda Trade Co., Ltd.	The registered capital of Beijing Yuanyi Freight Forwarding Co., Ltd. is RMB 3,000,000.00.	January 5, 2017	January 5, 2017	January 5, 2017

	Party B: Richard Qiangdong Liu, Pang Zhang and Yayun Li	The capital contribution amount and shareholding percentage of the shareholders are as follows:

	Party C: Beijing Yuanyi Freight Forwarding Co., Ltd.	Richard Qiangdong Liu: RMB 1,350,000.00 (45%) Yayun Li: RMB 900,000.00 (30%) Pang Zhang: RMB 750,000.00 (25%)

Jiangsu Jingdong Bangneng Investment Management Co., Ltd.	Party A: Beijing Jingdong Century Trade Co., Ltd.	The registered capital of Jiangsu Jingdong Bangneng Investment Management Co., Ltd. is RMB 80,000,000.00.	June 15, 2016	September 8, 2016	September 8, 2016

	Party B: Richard Qiangdong Liu, Pang Zhang and Yayun Li	The capital contribution amount and shareholding percentage of the shareholders are as follows:

	Party C: Jiangsu Jingdong Bangneng Investment Management Co., Ltd.	Richard Qiangdong Liu: RMB 36,000,000.00 (45%) Yayun Li: RMB 24,000,000.00 (30%) Pang Zhang: RMB 20,000,000.00 (25%)

Suqian Limao Donghong Investment Management Co., Ltd.	Party A: Suqian Yitong Information Technology Co., Ltd.	The registered capital of Suqian Limao Donghong Investment Management Co., Ltd. is RMB 1,000,000.00.	December 28, 2016	December 8, 2015	December 28, 2016

	Party B: Richard Qiangdong Liu, Pang Zhang and Yayun Li	The capital contribution amount and shareholding percentage of the shareholders are as follows:

	Party C: Suqian Limao Donghong Investment Management Co., Ltd.	Richard Qiangdong Liu: RMB 620,000.00 (62%) Yayun Li: RMB 380,000.00 (38%)

Beijing Andist Technology Co., Ltd.	Party A: Beijing Jingdong Century Trade Co., Ltd.	The registered capital of Beijing Andist Technology Co., Ltd. is RMB 2,000,000.00.	December 1, 2016	December 1, 2016	December 1, 2016

	Party B: Richard Qiangdong Liu, Pang Zhang and Yayun Li	The capital contribution amount and shareholding percentage of the shareholders are as follows:

	Party C: Beijing Andist Technology Co., Ltd.	Richard Qiangdong Liu: RMB 900,000.00 (45%) Yayun Li: RMB 600,000.00 (30%) Pang Zhang: RMB 500,000.00 (25%)

Shanghai Jingdong Cai’ao E-commercial Co., Ltd.	Party A: Beijing Jingdong Century Trade Co., Ltd.	The registered capital of Shanghai Jingdong Cai’ao E-commercial Co., Ltd. is RMB 10,000,000.00.	December 20, 2016	December 20, 2016	December 20, 2016

	Party B: Richard Qiangdong Liu, Pang Zhang and Yayun Li	The capital contribution amount and shareholding percentage of the shareholders are as follows:

	Party C: Shanghai Jingdong Cai’ao E-commercial Co., Ltd.,	Richard Qiangdong Liu: RMB 4,500,000.00 (45%) Yayun Li: RMB 3,000,000.00 (30%) Pang Zhang: RMB 2,500,000.00 (25%)

Xi’an Jingdong Xincheng Information Technology Co., Ltd.	Party A: Xi’an Jingxundi Supply Chain Technology Co., Ltd. Party B: Richard Qiangdong Liu, Yayun Li and Pang Zhang Party C: Xi’an Jingdong Xincheng Information Technology Co., Ltd.

The registered capital of Xi’an Jingdong Xincheng Information Technology Co., Ltd. is RMB 1,000,000.00.

The capital contribution amount and shareholding percentage of the shareholders are as follows: Richard Qiangdong Liu: RMB 450,000.00 (45%) Yayun Li: RMB 300,000.00 (30%) Pang Zhang: RMB 250,000.00 (25%)

			June 23, 2017	June 23, 2017	June 23, 2017

Suzhou Guanyinghou Media Technology Co., Ltd.	Party A: Suqian Daxi Information Technology Co., Ltd. Party B: Qian Yang Party C: Suzhou Guanyinghou Media Technology Co., Ltd.

The registered capital of Suzhou Guanyinghou Media Technology Co., Ltd. is RMB 10,000,000.00.

The capital contribution amount and shareholding percentage of the shareholders are as follows: Qian Yang: RMB 10,000,000.00 (100%)

			December 11, 2017	December 11, 2017	December 11, 2017